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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES


                        ORGANIZATION                           JURISDICTION NAME
                        ------------                           -----------------
Omnicell HealthCare Canada, Inc.                               Canada

Omnicell Europe SARL                                           France